Certain of the statements contained in this presentation should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. 2

• • • • • • 1/ Please refer to the Company's GAAP to non-GAAP reconciliation in the appendix

5 Double Down on Operational Excellence Reconnect with Our Customers Build on Team Momentum Passionately Pursue Efficiencies

• • • • • • • • • • • • • •

• 9 Source: Internal data as of 4/20/2021

10 1/ Source- Company reports •

• • • 1/ Subject to ongoing investigation by the US Department of Justice and the New York Attorney General, the Massachusetts Attorney General, and the Attorney Generals of certain other state and local jurisdictions 11

1. Prepared for the Air 12

14 Note: May not calculate due to rounding.

15 • • • • • •

• • 16 • •

$6.8 $10.2 $13.6 $14.3 $17.3 ~$19.5B 17 • • 1/ Total available liquidity is defined as unrestricted cash and marketable securities plus available undrawn revolver capacity and other undrawn facilities.

18 2Q21 vs 2Q19 Total Capacity ~ - 20% to -25% Total Revenue ~ - 40% CASM excluding fuel and special items1 ~ +13% to +17% 2Q21 2Q21 Comments Fuel $1.84 to $1.89 / gal Based on April 21, 2021 forward curve and planned consumption of ~873 million gallons Pretax margin excluding net special items1 ~ -27% to -30% Includes non-operating expense of ~$385 million Liquidity2 ~$19.5 billion Includes PSP3 financial assistance Capex (inflow) FY 2021 ($100 mil) Return of PDPs drives $100 million inflow in FY 2021

GAAP to non-GAAP reconciliation

	3 Months Ended March 31, 2021	3 Months Ended March 31, 2020
	(in millions, except share and per share amounts)	
Reconciliation of Pre-Tax Loss Excluding Net Special Items		
Pre-tax loss as reported	$ (1,573)	$ (2,890)
Pre-tax net special items:		
Mainline operating special items, net [1]	(1,708)	1,132
Regional operating special items, net [2]	(215)	93
Nonoperating special items, net [3]	(23)	217
Total pre-tax net special items	(1,946)	1,442
Pre-tax loss excluding net special items	$ (3,519)	$ (1,448)
Calculation of Pre-Tax Margin		
Pre-tax loss as reported	$ (1,573)	$ (2,890)
Total operating revenues as reported	$ 4,008	$ 8,515
Pre-tax margin	-39.3%	-33.9%
Calculation of Pre-Tax Margin Excluding Net Special Items		
Pre-tax loss excluding net special items	$ (3,519)	$ (1,448)
Total operating revenues as reported	$ 4,008	$ 8,515
Pre-tax margin excluding net special items	-87.8%	-17.0%
Reconciliation of Net Loss Excluding Net Special Items		
Net loss as reported	$ (1,250)	$ (2,241)
Net special items:		
Total pre-tax net special items [1], [2], [3]	(1,946)	1,442
Net tax effect of net special items	453	(330)
Net loss excluding net special items	$ (2,743)	$ (1,129)
Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items		
Net loss excluding net special items	$ (2,743)	$ (1,129)
Shares used for computation (in thousands):		
Basic and diluted	634,609	425,713
Loss per share excluding net special items:		
Basic and diluted	$ (4.32)	$ (2.65)

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

[1] The 2021 first quarter mainline operating special items, net principally included $1.9 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.

Cash payments for salary and medical costs associated with our voluntary early retirement programs were approximately $170 million for the 2021 first quarter.

The 2020 first quarter mainline operating special items, net principally included $744 million of fleet impairment charges, $218 million of one-time labor contract expenses resulting from the ratification of a new contract with the Company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases, and $205 million of salary and medical costs primarily associated with certain team members who opted in to a voluntary early retirement program.

Fleet impairment charges in the 2020 first quarter included a $676 million non-cash write-down of aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs associated with our mainline fleet, principally Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 fleets, which were retired as a result of the decline in demand for air travel due to the COVID-19 pandemic.

[2] The 2021 first quarter regional operating special items, net included $244 million of PSP financial assistance, offset in part by $27 million of fleet impairment charges. The fleet impairment charges principally included a non-cash write-down of regional aircraft resulting from the Company's decision to retire its remaining fleet of Embraer 140 aircraft earlier than planned.

The 2020 first quarter regional operating special items, net primarily included an $88 million non-cash write-down of regional aircraft, principally related to the retirement of certain Embraer 140 and Bombardier CRJ200 aircraft as a result of the decline in demand for air travel due to the COVID-19 pandemic.

[3] Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.

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21 Average Daily Cash Burn 3 Months Ended March 31, 2021 3 Months Ended December 31, 2020 3 Months Ended September 30, 2020 3 Months Ended June 30, 2020 Net cash provided by (used in) operating activities 174$ (2,800)$ (2,612)$ (963)$ Net cash provided by (used in) investing activities (7,152) 1,696 923 (6,799) Net cash provided by financing activities 7,013 1,206 1,519 7,743 Adjustments: Payroll Support Program financial assistance (2,191) - (525) (3,693) Net purchases (proceeds from sale) of short-term investments and restricted short-term investments 7,336 (1,422) (1,391) 6,608 Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs (10,699) - (1,926) (7,714) Proceeds from issuance of equity (316) (1,443) - (1,525) Prepayments of long-term debt 3,393 - - 1,047 Other - - - - Total cash burn (1) (2,442)$ (2,763)$ (4,012)$ (5,296)$ Days in period 90 92 92 91 Average daily cash burn (27)$ (30)$ (44)$ (58)$ Note: Amounts may not recalculate due to rounding. (1) The Company's average daily cash burn is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's liquidity position and cash flows from its core operating performance. The Company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) Payroll Support Program financial assistance, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of the Company's core operating performance. This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Of the total cash burn for each of the three months ended March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, approximately $660 million, $515 million, $540 million and $505 million were cash payments for debt amortization, respectively, and approximately $170 million, $195 million, $120 million and $50 million were cash payments for salary and medical costs principally for the Company's voluntary early retirement programs, respectively, totaling an equivalent of approximately $9 million, $8 million, $8 million and $6 million per day, respectively. (in millions, except days in period)

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